Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nutriband Inc. (the "Company") on Form 10-K for the year ended January 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gareth Sheridan, President and Chief Executive Officer of the Company, and I Serguei Melnik, Chief Finaancial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gareth Sheridan
Gareth Sheridan, President, Chief Executive Officer
and Principal Financial Officer

/s/ Serguei Melnik

Chief Financial Officer

DATE: April 14, 2020